UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

CDW CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue Vernon Hills, Illinois	60061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 465-6000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 13, 2013, CDW Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), and the selling stockholders listed on Schedule 2 thereto (the “Selling Stockholders”), with respect to an underwritten public offering of 15,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $20.50 per share, to be sold by the Selling Stockholders. Under the terms of the Underwriting Agreement, the Selling Stockholders granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,250,000 shares of Common Stock from them. The closing of the offering and delivery of the Shares took place on November 19, 2013. The Company did not receive any proceeds from the sale of the Shares.

The offering is being made pursuant to (i) a Registration Statement on Form S-3ASR (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2013, which became effective upon filing (File No. 333-192227), and (ii) a related prospectus dated November 13, 2013 and filed with the SEC on November 14, 2013 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated by reference in the Registration Statement. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 13, 2013, by and among the Company, J.P. Morgan Securities LLC, as representative of the Underwriters, and the Selling Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date: November 19, 2013	By:	/s/ Ann E. Ziegler
Ann E. Ziegler
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 13, 2013, by and among the Company, J.P. Morgan Securities LLC, as representative of the Underwriters, and the Selling Stockholders.